UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 30, 2006

NANO-PROPRIETARY, INC.
(Exact name of registrant as specified in its charter)

TEXAS	1-11602	76-0273345
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3006 Longhorn Boulevard, Suite 107, Austin, Texas	78758
(Address of principal executive offices)	(Zip Code)

(512) 339 - 5020
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangments of Certain Officers.
On December 1, 2006, Thomas F. Bijou, age 55, began employment as Chief Executive Officer of the Company and became a Director of the Company. Mr. Bijou will not serve on any committees of the Board of Directors. R.D. Burck, age 73, the departing CEO, resigned effective November 30, 2006. Mr. Burck also resigned as a member of the Board of Directors of the Company on the same date. Mr. Burck’s resignation is not in connection with any disagreement with the Company on any matter relating to our operations, policies, or practices. Mr. Burck did not serve on any committees of the Board of Director. In addition, Bradford S. Lamb was also appointed to the Company 's Board of Directors on December 1, 2006. Mr. Lamb will serve on the Company's Audit Commitee.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits:
99.1 Press release dated December 4, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nano-Proprietary, Inc.

By: /s/ Douglas P. Baker
Date: December 4, 2006	Douglas P. Baker Chief Financial Officer